EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

American Telecom Services, Inc.
2466 Peck Road
City of Industry, California 90601

We hereby consent to the use in the Prospectus constituting a part of Post-Effective Amendment No. 1 to this Registration Statement on Form S-1 of our report dated September 15, 2006, relating to the financial statements of American Telecom Services, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York
December 6, 2006